Exhibit 99.1

FOR IMMEDIATE RELEASE

April 25, 2023

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2023 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended March 31, 2023 and 2022:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $163.1 million, or $2.28 per diluted share, during the first quarter of 2023, as compared to $153.9 million, or $2.02 per diluted share, during the first quarter of 2022. Net revenues increased by 5.3% to $3.468 billion during the first quarter of 2023, as compared to $3.293 billion during the first quarter of 2022.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the first quarter of 2023, was $167.6 million, or $2.34 per diluted share, as compared to $163.5 million, or $2.15 per diluted share, during the first quarter of 2022.

As reflected on the Supplemental Schedule, included in our reported results were unrealized losses of $4.5 million, or $.06 per diluted share, ($5.8 million pre-tax) during the first quarter of 2023 and $9.5 million, or $.13 per diluted share, ($12.5 million pre-tax) during the first quarter of 2022. These unrealized losses, which are included in “Other (income) expense, net”, resulted from decreases in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $407.3 million during the first quarter of 2023, as compared to $368.3 million during the first quarter of 2022. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $421.1 million during the first quarter of 2023, as compared to $379.5 million during the first quarter of 2022.

Acute Care Services – Three-month periods ended March 31, 2023 and 2022:

During the first quarter of 2023, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 10.5% while adjusted patient days increased by 3.7%, as compared to the first quarter of 2022. At these facilities, during the first quarter of 2023, net revenue per adjusted admission decreased by 7.5% while net revenue per adjusted patient day decreased 1.5%, as compared to the first quarter of 2022. Net revenues generated from our acute care services on a same facility basis increased by 3.5% during the first quarter of 2023, as compared to the first quarter of 2022.

Behavioral Health Care Services – Three-month periods ended March 31, 2023 and 2022:

During the first quarter of 2023, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 7.5% while adjusted patient days increased by 4.7%, as compared to the first quarter of 2022. At these facilities, during the first quarter of 2023, net revenue per adjusted admission increased by 2.2% and net revenue per adjusted patient day increased by 5.0%, as compared to the first quarter of 2022. Net revenues generated from our behavioral health care services increased by 9.7% during the first quarter of 2023, as compared to the first quarter of 2022.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the three-month period ended March 31, 2023, our net cash provided by operating activities was $291 million as compared to $445 million during the first three months of 2022. The $155 million net decrease in our net cash provided by operating activities was due primarily to an unfavorable change of $183 million in other working capital accounts due primarily to the timing of disbursements for accrued compensation and accounts payable.

Liquidity:

As of March 31, 2023, we had $875 million of aggregate available borrowing capacity pursuant to our $1.2 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

As of December 31, 2022, we had an aggregate remaining repurchase authorization of approximately $947 million pursuant to our stock repurchase program. Pursuant to the terms of our stock repurchase program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions. During the first quarter of 2023, we have repurchased 650,000 shares at an aggregate cost of approximately $78.7 million (approximately $121 per share) pursuant to the program. As of March 31, 2023, we had an aggregate available repurchase authorization of approximately $869 million.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 26, 2023. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link.

Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2022 were approximately $13.4 billion. UHS ranked #297 on the Fortune 500; and #391 on Forbes’ list of America’s Largest Public Companies. UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 93,800 employees and, through its subsidiaries, operates 27 inpatient acute care hospitals, 331 inpatient behavioral health facilities, 40 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2022), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
The nationwide shortage of nurses and other clinical staff and support personnel has been a significant operating issue facing us and other healthcare providers. In some areas, the labor scarcity is putting a strain on our resources and staff, which has required us to utilize higher‑cost temporary labor and pay premiums above standard compensation for essential workers. These factors, which had a material unfavorable impact on our results of operations during 2022, could continue to have an unfavorable material impact on our results of operations for the foreseeable future.
•
The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material effect on our operations and financial results since that time. The length and extent of the disruptions caused by the COVID-19 pandemic are currently unknown; however, we expect such disruptions to continue into the future which could materially affect our financial performance.
•
A significant portion of our revenues are derived from federal and state government programs, including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs, if adopted, could materially affect program payments which could materially impact our results of operations.
•
The increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill and long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2022. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2023	2022
Net revenues	$3,467,518	3,292,956

Operating charges:
Salaries, wages and benefits	1,753,335	1,692,270
Other operating expenses	878,951	820,934
Supplies expense	379,989	371,073
Depreciation and amortization	141,621	143,784
Lease and rental expense	34,922	32,038
	3,188,818	3,060,099

Income from operations	278,700	232,857
Interest expense, net	50,876	21,673
Other (income) expense, net	13,723	11,201
Income before income taxes	214,101	199,983
Provision for income taxes	51,726	48,962
Net income	162,375	151,021
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	(740)	(2,892)
Net income attributable to UHS	$163,115	$153,913

Basic earnings per share attributable to UHS (a)	$2.31	$2.05

Diluted earnings per share attributable to UHS (a)	$2.28	$2.02

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2023	2022
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$163,115	$153,913
Less: Net income attributable to unvested restricted share grants	(129)	(249)
Net income attributable to UHS - basic and diluted	$162,986	$153,664

Weighted average number of common shares - basic	70,535	75,030

Basic earnings per share attributable to UHS:	$2.31	$2.05

Weighted average number of common shares	70,535	75,030
Add: Other share equivalents	952	1,011
Weighted average number of common shares and equiv. - diluted	71,487	76,041

Diluted earnings per share attributable to UHS:	$2.28	$2.02

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended March 31, 2023 and 2022
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2023	revenues	March 31, 2022	revenues
Net income attributable to UHS	$163,115		$153,913
Depreciation and amortization	141,621		143,784
Interest expense, net	50,876		21,673
Provision for income taxes	51,726		48,962
EBITDA net of NCI	$407,338	11.7%	$368,332	11.2%

Other (income) expense, net	13,723		11,201
Adjusted EBITDA net of NCI	$421,061	12.1%	$379,533	11.5%

Net revenues	$3,467,518		$3,292,956

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2023		March 31, 2022
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$163,115	$2.28	$153,913	$2.02
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	4,461	0.06	9,537	0.13
Subtotal adjustments	4,461	0.06	9,537	0.13
Adjusted net income attributable to UHS	$167,576	$2.34	$163,450	$2.15

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$109,969	$102,818
Accounts receivable, net	2,032,184	2,017,722
Supplies	216,236	218,517
Other current assets	200,710	198,283
Total current assets	2,559,099	2,537,340

Property and equipment	11,251,315	11,085,852
Less: accumulated depreciation	(5,297,174)	(5,167,394)
	5,954,141	5,918,458
Other assets:
Goodwill	3,913,906	3,909,456
Deferred income taxes	90,918	68,397
Right of use assets-operating leases	458,189	454,650
Deferred charges	5,987	6,264
Other	573,719	599,623
Total Assets	$13,555,959	$13,494,188

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$96,235	$81,447
Accounts payable and other liabilities	1,636,102	1,760,588
Operating lease liabilities	73,189	67,776
Federal and state taxes	57,858	4,608
Total current liabilities	1,863,384	1,914,419

Other noncurrent liabilities	532,080	487,669
Operating lease liabilities noncurrent	396,488	395,522
Long-term debt	4,707,321	4,726,533

Redeemable noncontrolling interest	4,269	4,695

UHS common stockholders' equity	6,012,108	5,920,582
Noncontrolling interest	40,309	44,768
Total equity	6,052,417	5,965,350

Total Liabilities and Stockholders' Equity	$13,555,959	$13,494,188

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net income	$162,375	$151,021
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	141,621	143,784
(Gain) loss on sale of assets and businesses	(295)	1,084
Stock-based compensation expense	20,964	19,055
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(15,723)	(15,073)
Accrued interest	(662)	180
Accrued and deferred income taxes	46,576	47,548
Other working capital accounts	(119,605)	63,308
Medicare accelerated payments and deferred CARES Act and other grants	136	250
Other assets and deferred charges	24,727	26,042
Other	7,030	(4,020)
Accrued insurance expense, net of commercial premiums paid	42,545	41,685
Payments made in settlement of self-insurance claims	(18,936)	(29,431)
Net cash provided by operating activities	290,753	445,433
Cash Flows from Investing Activities:
Property and equipment additions	(168,752)	(200,002)
Proceeds received from sales of assets and businesses	9,259	10,232
(Outflows) inflows from foreign exchange contracts that hedge our net U.K. investment	(18,818)	20,710
Decrease in capital reserves of commercial insurance subsidiary	0	100
Net cash used in investing activities	(178,311)	(168,960)
Cash Flows from Financing Activities:
Repayments of long-term debt	(16,489)	(11,966)
Additional borrowings	11,300	117,400
Financing costs	(292)	0
Repurchase of common shares	(85,039)	(365,505)
Dividends paid	(14,214)	(14,875)
Issuance of common stock	2,988	3,503
Profit distributions to noncontrolling interests	(4,145)	(5,289)
Sale of ownership interests from minority members	0	(1,307)
Net cash used in financing activities	(105,891)	(278,039)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,650	(2,232)
Increase (decrease) in cash, cash equivalents and restricted cash	8,201	(3,798)
Cash, cash equivalents and restricted cash, beginning of period	200,837	178,934
Cash, cash equivalents and restricted cash, end of period	$209,038	$175,136
Supplemental Disclosures of Cash Flow Information:
Interest paid	$50,279	$20,388
Income taxes paid, net of refunds	$2,360	$4,423
Noncash purchases of property and equipment	$61,341	$90,730

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

		% Change
Same Facility:		Three Months ended
		3/31/2023
Acute Care Services
Revenues		3.5%
Adjusted Admissions		10.5%
Adjusted Patient Days		3.7%
Revenue Per Adjusted Admission		-7.5%
Revenue Per Adjusted Patient Day		-1.5%

Behavioral Health Care Services
Revenues		9.7%
Adjusted Admissions		7.5%
Adjusted Patient Days		4.7%
Revenue Per Adjusted Admission		2.2%
Revenue Per Adjusted Patient Day		5.0%

UHS Consolidated	Three months ended
	3/31/2023	3/31/2022
Revenues	$3,467,518	$3,292,956
EBITDA net of NCI	$407,338	$368,332
EBITDA Margin net of NCI	11.7%	11.2%
Adjusted EBITDA net of NCI	$421,061	$379,533
Adjusted EBITDA Margin net of NCI	12.1%	11.5%

Cash Flow From Operations	$290,753	$445,433
Days Sales Outstanding	53	48
Capital Expenditures	$168,752	$200,002

Debt	$4,803,556	$4,299,175
UHS' Shareholders Equity	$6,012,108	$5,867,872
Debt / Total Capitalization	44.4%	42.3%
Debt / EBITDA net of NCI (1)	2.94	2.32
Debt / Adjusted EBITDA net of NCI (1)	2.82	2.32
Debt / Cash From Operations (1)	5.71	3.42

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three Months ended

March 31, 2023 and 2022

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2023		March 31, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,889,080	100.0%	$1,824,697	100.0%
Operating charges:
Salaries, wages and benefits	810,553	42.9%	811,643	44.5%
Other operating expenses	492,400	26.1%	434,470	23.8%
Supplies expense	316,256	16.7%	310,082	17.0%
Depreciation and amortization	86,927	4.6%	91,764	5.0%
Lease and rental expense	23,592	1.2%	20,705	1.1%
Subtotal-operating expenses	1,729,728	91.6%	1,668,664	91.4%
Income from operations	159,352	8.4%	156,033	8.6%
Interest expense, net	(577)	(0.0)%	638	0.0%
Other (income) expense, net	6,213	0.3%	201	0.0%
Income before income taxes	$153,716	8.1%	$155,194	8.5%

All Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2023		March 31, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,973,532	100.0%	$1,912,316	100.0%
Operating charges:
Salaries, wages and benefits	843,960	42.8%	843,906	44.1%
Other operating expenses	544,300	27.6%	482,078	25.2%
Supplies expense	328,060	16.6%	321,427	16.8%
Depreciation and amortization	93,326	4.7%	94,534	4.9%
Lease and rental expense	24,154	1.2%	20,852	1.1%
Subtotal-operating expenses	1,833,800	92.9%	1,762,797	92.2%
Income from operations	139,732	7.1%	149,519	7.8%
Interest expense, net	(577)	(0.0)%	638	0.0%
Other (income) expense, net	7,013	0.4%	201	0.0%
Income before income taxes	$133,296	6.8%	$148,680	7.8%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2022.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three Months ended

March 31, 2023 and 2022

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2023		March 31, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,459,719	100.0%	$1,330,812	100.0%
Operating charges:
Salaries, wages and benefits	805,946	55.2%	746,160	56.1%
Other operating expenses	277,369	19.0%	268,548	20.2%
Supplies expense	52,330	3.6%	49,618	3.7%
Depreciation and amortization	45,001	3.1%	45,482	3.4%
Lease and rental expense	10,582	0.7%	10,261	0.8%
Subtotal-operating expenses	1,191,228	81.6%	1,120,069	84.2%
Income from operations	268,491	18.4%	210,743	15.8%
Interest expense, net	1,078	0.1%	1,227	0.1%
Other (income) expense, net	(576)	(0.0)%	(115)	(0.0)%
Income before income taxes	$267,989	18.4%	$209,631	15.8%

All Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2023		March 31, 2022
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,490,489	100.0%	$1,366,467	100.0%
Operating charges:
Salaries, wages and benefits	809,786	54.3%	753,886	55.2%
Other operating expenses	305,232	20.5%	298,467	21.8%
Supplies expense	52,488	3.5%	50,178	3.7%
Depreciation and amortization	45,619	3.1%	46,079	3.4%
Lease and rental expense	10,668	0.7%	10,820	0.8%
Subtotal-operating expenses	1,223,793	82.1%	1,159,430	84.8%
Income from operations	266,696	17.9%	207,037	15.2%
Interest expense, net	1,211	0.1%	1,365	0.1%
Other (income) expense, net	(871)	(0.1)%	(115)	(0.0)%
Income before income taxes	$266,356	17.9%	$205,787	15.1%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments, lawsuits and reserves established in connection with the government's investigation of our behavioral health care facilities, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2022.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
March 31, 2023 and 2022

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/23	03/31/22	% change	03/31/23	03/31/22	% change

Hospitals owned and leased	27	27	0.0%	331	336	-1.5%
Average licensed beds	6,798	6,749	0.7%	24,232	24,243	0.0%
Average available beds	6,626	6,577	0.7%	24,132	24,143	0.0%
Patient days	404,253	405,952	-0.4%	1,572,571	1,506,351	4.4%
Average daily census	4,491.7	4,510.6	-0.4%	17,473.0	16,737.2	4.4%
Occupancy-licensed beds	66.1%	66.8%	-1.1%	72.1%	69.0%	4.4%
Occupancy-available beds	67.8%	68.6%	-1.2%	72.4%	69.3%	4.4%
Admissions	80,126	75,289	6.4%	120,560	112,433	7.2%
Length of stay	5.0	5.4	-6.4%	13.0	13.4	-2.6%

Inpatient revenue	$11,401,491	$10,239,231	11.4%	$2,627,990	$2,436,474	7.9%
Outpatient revenue	7,296,116	5,775,539	26.3%	272,371	257,113	5.9%
Total patient revenue	18,697,607	16,014,770	16.8%	2,900,361	2,693,587	7.7%
Other revenue	221,993	184,481	20.3%	65,318	66,697	-2.1%
Gross hospital revenue	18,919,600	16,199,251	16.8%	2,965,679	2,760,284	7.4%
Total deductions	16,946,068	14,286,935	18.6%	1,475,190	1,393,817	5.8%
Net hospital revenue	$1,973,532	$1,912,316	3.2%	$1,490,489	$1,366,467	9.1%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	03/31/23	03/31/22	% change	03/31/23	03/31/22	% change

Hospitals owned and leased	26	26	0.0%	329	329	0.0%
Average licensed beds	6,452	6,467	-0.2%	23,986	23,887	0.4%
Average available beds	6,280	6,295	-0.2%	23,886	23,787	0.4%
Patient days	392,589	390,258	0.6%	1,557,918	1,488,843	4.6%
Average daily census	4,362.1	4,336.2	0.6%	17,310.2	16,542.7	4.6%
Occupancy-licensed beds	67.6%	67.1%	0.8%	72.2%	69.3%	4.2%
Occupancy-available beds	69.5%	68.9%	0.8%	72.5%	69.5%	4.2%
Admissions	77,737	72,507	7.2%	119,021	110,735	7.5%
Length of stay	5.1	5.4	-6.2%	13.1	13.4	-2.6%